UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 26, 2007

Commission file number 001-32511

IHS INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3769440
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

15 Inverness Way East
Englewood, CO 80112
(Address of principal executive offices)

(303) 790-0600
(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 8.01.   Other Events.

The Annual Meeting of Shareholders of IHS Inc. (the “Corporation”) was held on April 26, 2007.  Matters submitted to shareholders at the meeting and the voting results thereof were as follows:

Election of Directors. The shareholders of the Corporation elected each of the director nominees proposed by the Corporation’s Board of Directors to serve until the 2010 Annual Meeting of Shareholders or until his successor is duly elected and qualified.  The following is a breakdown of the voting results:

DIRECTOR	VOTES FOR	VOTES WITHHELD
Steven A. Denning	180,410,453	165,750
Roger Holtback	180,410,515	165,688
Michael Klein	180,397,115	179,088

Appointment of Ernst & Young LLP as Independent Auditor.  The shareholders of the Corporation ratified the appointment of Ernst & Young LLP as the Corporation’s independent auditor.  The following is a breakdown of the voting results:

VOTES FOR	VOTES AGAINST	ABSTAIN	NON VOTES
180,567,370	8,583	250	0

Tabulation of Voting Results.  The voting results include all shares of Class A Common Stock and Class B Common Stock eligible to vote as of the record date.  Holders of our Class B Common Stock are entitled to ten votes per share on all matters to be voted upon by the stockholders.  Our certificate of incorporation provides that, so long as any shares of the Class B Common Stock are outstanding, no person or entity is permitted, without the approval of the board of directors, to vote more than 79.9% of the total combined voting power of all classes of stock entitled to vote.  We determined that TBG Holdings NV (“TBG”), a Netherlands-Antilles company, is the indirect sole owner of one shareholder, thus giving TBG in excess of 79.9% of voting power.  In tabulating final voting results, we limited the vote of entities affiliated with TBG to 79.9% of voting power and allocated the excess voting power to the other shareholders on a pro rata basis.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1  Media release dated May 4, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS INC.

Date: May 4, 2007	By:	/s/ Stephen Green
Stephen Green
General Counsel and Secretary

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